LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the First Quarter of Fiscal Year 2015

Nashville, Tenn. – December 22, 2014 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the first quarter of fiscal year 2015 ended November 2, 2014.

	Thirteen weeks ended
(In thousands)	November 2, 2014	October 27, 2013
Net sales	$145,213	$147,023
Net loss	(12,982)	(12,070)
Adjusted EBITDA	4,452	6,695

Selected Highlights for the First Quarter 2015 Compared to the First Quarter 2014:

▪	Net sales decreased 1.2% to $145.2 million from $147.0 million.

▪	Comparable restaurant sales decreased 1.3%, average check increased by 4.7%, and customer traffic decreased by 5.7%.

▪	Net loss of $13.0 million compared to a net loss of $12.1 million.

▪	Adjusted EBITDA decreased 33.5% to $4.5 million from $6.7 million. (*)
(*) Please see reconciliation table at the end of this release.

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Quarterly Report on Form 10-Q for the fiscal period ended November 2, 2014. It is available at www.logansroadhouse.com under the investor relations section.

Conference Call
The Company will host a conference call on Tuesday, December 23, 2014 at 10:30 a.m. ET to discuss its financial results for the first quarter of fiscal year 2015. The conference call will be hosted by Sam Borgese, President and Chief Executive Officer and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 800-475-6881, and the international dial-in number is 913-981-5550. Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation. A telephone replay will be available beginning at 1:30 p.m. ET on Tuesday, December 23, 2014 through 11:59 p.m. ET on Tuesday, December 30, 2014, and may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 9806102. The archived webcast may be accessed at http://public.viavid.com/index.php?id=112323 and will be available for one year.

About Logan’s Roadhouse

Logan’s Roadhouse is a casual dining steakhouse offering our guests wood-fire-grilled steaks, made-from-scratch recipes, fresh ingredients and southern-inspired signature dishes in a roadhouse atmosphere. Logan’s opened its first restaurant in 1991 in Lexington, KY, and is headquartered in Nashville, TN. Logan’s Roadhouse consists of 235 company-operated and 26 franchised restaurants in 23 states. LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen weeks ended
(In thousands)	November 2, 2014	October 27, 2013
	(unaudited)	(unaudited)
Revenues:
Net sales	$145,213	$147,023
Franchise fees and royalties	529	507
Total revenues	145,742	147,530
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	52,296	50,004
Labor and other related expenses	46,332	46,497
Occupancy costs	13,804	13,613
Other restaurant operating expenses	23,593	25,490
Depreciation and amortization	5,070	5,171
Pre-opening expenses	35	6
General and administrative	7,182	7,183
Restaurant impairment and closing charges	—	1,317
Total costs and expenses	148,312	149,281
Operating loss	(2,570)	(1,751)
Interest expense, net	10,412	10,319
Loss before income taxes	(12,982)	(12,070)
Income tax benefit	—	—
Net loss	$(12,982)	$(12,070)

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	November 2, 2014	August 3, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,020	$9,170
Receivables	12,216	9,734
Inventories	14,316	13,832
Prepaid expenses and other current assets	6,510	6,887
Income taxes receivable	117	115
Total current assets	36,179	39,738
Property and equipment, net	207,710	209,078
Other assets	12,565	13,273
Goodwill	163,368	163,368
Tradename	71,251	71,251
Other intangible assets, net	16,669	17,190
Total assets	$507,742	$513,898
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$15,947	$17,414
Payable to RHI	2,384	2,721
Other current liabilities and accrued expenses	42,917	51,683
Total current liabilities	61,248	71,818
Long-term debt	372,000	355,000
Deferred income taxes	27,607	27,607
Other long-term obligations	46,995	46,599
Total liabilities	507,850	501,024
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	—	—
Additional paid-in capital	230,000	230,000
Retained deficit	(230,108)	(217,126)
Total stockholder’s equity	(108)	12,874
Total liabilities and stockholder’s equity	$507,742	$513,898

LRI HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Thirteen weeks ended
(In thousands)	November 2, 2014	October 27, 2013
Cash flows from operating activities:	(unaudited)	(unaudited)
Net loss	$(12,982)	$(12,070)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,070	5,171
Other amortization	586	504
Loss on sale/disposal of property and equipment	868	500
Amortization of deferred gain on sale and leaseback transactions	(13)	(12)
Impairment charges for long-lived assets	—	1,317
Share-based compensation expense	(330)	396
Deferred income taxes	—	—
Changes in operating assets and liabilities:
Receivables	(2,482)	259
Inventories	(484)	(526)
Prepaid expenses and other current assets	377	(1,136)
Other non-current assets and intangibles	(40)	(138)
Accounts payable	(1,355)	1,504
Payable to RHI	(7)	(56)
Income taxes payable/receivable	(2)	—
Other current liabilities and accrued expenses	(8,766)	(14,589)
Other long-term obligations	708	919
Net cash used in operating activities	(18,852)	(17,957)
Cash flows from investing activities:
Purchase of property and equipment	(4,298)	(3,105)
Net cash used in investing activities	(4,298)	(3,105)
Cash flows from financing activities:
Payments on revolving credit facility	(3,900)	(600)
Borrowings on revolving credit facility	20,900	1,600
Net cash provided by financing activities	17,000	1,000
Decrease in cash and cash equivalents	(6,150)	(20,062)
Cash and cash equivalents, beginning of period	9,170	23,708
Cash and cash equivalents, end of period	$3,020	$3,646

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology. These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Please refer to our Annual Report on Form 10-K for the fiscal year ended August 3, 2014, and other reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences. Any forward-looking information presented herein is made only as of the date of this supplemental report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.
Non-GAAP Financial Measures
This press release also contains non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Adjusted EBITDAR. The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.
To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDAR

The following table sets forth a reconciliation of net (loss) income, the most directly comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

	Thirteen weeks ended
(In thousands)	November 2, 2014	October 27, 2013
Net loss	$(12,982)	$(12,070)
Interest expense, net	10,412	10,319
Income tax benefit	—	—
Depreciation and amortization	5,070	5,171
EBITDA	2,500	3,420
Adjustments
Sponsor management fees(a)	250	250
Non-cash asset write-offs:
Restaurant impairment(b)	—	1,317
Loss on disposal of property and equipment(c)	868	498
Restructuring costs(d)	494	(460)
Pre-opening expenses (excluding rent)(e)	15	2
Losses on sales of property(f)	1	4
Non-cash rent adjustment(g)	653	801
Non-cash stock-based compensation(h)	(330)	396
Other adjustments(i)	1	467
Adjusted EBITDA	4,452	6,695
Cash rent expense(j)	10,621	10,420
Adjusted EBITDAR	$15,073	$17,115

(a)	Sponsor management fees consist of fees payable to certain affiliates of Kelso & Company, L.P. ("Kelso") under an advisory agreement.

(b)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.

(c)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.

(d)	Restructuring costs include severance, hiring replacement costs and other related charges, including the reversal of any such charges.

(e)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.

(f)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.

(g)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(h)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by Roadhouse Holding Inc.

(i)	Other adjustments include non-recurring expenses and professional fees and ongoing expenses of closed restaurants.

(j)	Cash rent expense represents actual cash payments required under our leases.